MOORE STEPHENS
                                                          CHARTERED ACCOUNTANTS
                                                          ----------------------

                                                                 St Paul's House
                                                                    Warwick Lane
                                                                          London
                                                                        EC4M 7BP

                                                       Tel: +44(0)(20) 7334 9191
                                                       Fax: +44(0)(20) 7248 3408
                                                                   DX: 15 London
                                                         www.moorestephens.co.uk


16 February 2005


The Board of Directors
Frontline Ltd
Par-la-Ville Place
14 Par-LaNille Road
4th Floor
Hamilton
Bermuda HM 08





Dear Sirs

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated February 19, 2003 relating to the financial statements of Golden Ocean Group Limited, as of and for the year ended December 31, 2002 and for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Yours faithfully


/s/ Moore Stephens
--------------------------
    Moore Stephens